Report of Independent Registered Public

 Accounting Firm

The Board of Trustees and
Shareholders of
Evergreen Equity Trust

Inplanning and  performing  our audits of the financial  statements of Evergreen
  Aggressive Growth Fund, Evergreen Mid Cap Growth Fund

(formerly Evergreen Emerging Growth Fund), Evergreen Fund, Evergreen Growth Fund, Evergreen Large Company Growth Fund, Evergreen Masters Fund, Evergreen Omega Fund, Evergreen Large Cap Equity Fund (formerly Evergreen Stock Selector
Fund), each a series of Evergreen Equity Trust, for the year ended September 30 2004, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of Evergreen Equity Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because  of  inherent  limitations  in  internal  control,  error or fraud may
 occur and not be  detected.   Also,  projection  of any
evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under the standards of the Public Company Accounting Oversight Board (United States). A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2004.

This report is intended solely for the information and use of management and the Board of Trustees of Evergreen Equity Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

November 12, 2004